Exhibit 99.1

Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Seagate Announces Exchange Offers for
Certain Outstanding Debt Securities

FREMONT, CA - November 14, 2022 - Seagate HDD Cayman (the “Company”), a subsidiary of Seagate Technology Holdings plc (NASDAQ: STX), today announced the commencement of exchange offers (each, an “Exchange Offer” and together, the “Exchange Offers”) to certain eligible holders of the Company’s outstanding debt securities listed in the table below (together, the “Existing Notes” and each a “series” of Existing Notes) to exchange Existing Notes for up to $500 million in aggregate principal amount of the Company’s 9.625% Senior Notes due 2032 (the “New Notes”). The complete terms of the New Notes are set forth in a confidential offering memorandum, dated today (the “Offering Memorandum”), and the related letter of transmittal, dated today (together with the Offering Memorandum, the “Offering Documents”).

The aggregate principal amount of New Notes to be issued pursuant to the Exchange Offers will be subject to (i) a minimum amount of $300,000,000 (the “New Notes Issuance Minimum”) and (ii) a maximum amount of $500,000,000 (the “New Notes Issuance Limit”). In addition, the principal amount of each series of Existing Notes that is accepted pursuant to the Exchange Offers will be subject to the “Acceptance Priority Level” (in numerical priority order), as set forth in the table below and as further described in the Offering Documents.

The following table sets forth certain information regarding the Exchange Offers:

CUSIP Numbers/ISIN	Existing Notes	Principal Amount Outstanding	Acceptance Priority Level(1)(2)	Exchange Consideration(3)	Early Exchange Premium(3)(4)	Total Early Exchange Consideration(3)
81180WBE0/ US81180WBE03	3.375% Senior Notes due 2031	$500,000,000	1	$715 principal amount of New Notes for each $1,000 principal amount exchanged	$50 principal amount of New Notes for each $1,000 principal amount exchanged	$765 principal amount of New Notes for each $1,000 principal amount exchanged
81180WBF7/ US81180WBF77	3.125% Senior Notes due 2029	$500,000,000	2	$730 principal amount of New Notes for each $1,000 principal amount exchanged	$50 principal amount of New Notes for each $1,000 principal amount exchanged	$780 principal amount of New Notes for each $1,000 principal amount exchanged
81180WBD2/ US81180WBD20	4.125% Senior Notes due 2031	$500,000,000	3	$750 principal amount of New Notes for each $1,000 principal amount exchanged	$50 principal amount of New Notes for each $1,000 principal amount exchanged	$800 principal amount of New Notes for each $1,000 principal amount exchanged
81180WBC4/ US81180WBC47	4.091% Senior Notes due 2029	$500,000,000	4	$790 principal amount of New Notes for each $1,000 principal amount exchanged	$50 principal amount of New Notes for each $1,000 principal amount exchanged	$840 principal amount of New Notes for each $1,000 principal amount exchanged

1.Existing Notes of a series tendered for exchange in the Exchange Offers on or before the Early Exchange Date (as defined below) will have priority over any Existing Notes of such series that are tendered for exchange after the Early Exchange Date and on or before the Expiration Date (as defined below).
2.Acceptance of the Existing Notes of each series is subject to the Acceptance Priority Level set forth above.
3.We will issue New Notes in an aggregate principal amount of $2,000 and integral multiples of $1 in excess thereof. For the avoidance of doubt, no cash will be paid for fractional New Notes. See “Total Early Exchange Consideration and Exchange Consideration” below. The cash payment excludes accrued and unpaid interest. We will pay accrued and unpaid interest, if any, on the Existing Notes up to, but not including, the applicable Settlement Date (as defined below); provided, however, that since any New Notes issued on the Final Settlement Date will be issued with accrued interest from the Early Settlement Date up to, but not including, the Final Settlement Date, the amount of such accrued interest on any such New Notes will be deducted from the cash payable for accrued interest on the Existing Notes exchanged on the Final Settlement Date.
4.Holders who validly tender Existing Notes of a series after the Early Exchange Date but on or before the Expiration Date (as defined below) will not be eligible to receive the “Early Exchange Premium” for such series validly tendered and not validly withdrawn.

If the aggregate principal amount of Existing Notes validly tendered on or before the Early Exchange Date constitutes a principal amount of Existing Notes that, if accepted by the Company, would result in it issuing New Notes having an aggregate principal amount equal to or in excess of the New Notes Issuance Limit, the Company will not accept any Existing Notes tendered for exchange after the Early Exchange Date (even if they are of Acceptance Priority Level 1). If acceptance of all validly tendered Existing Notes of a series on the Early Exchange Date or the Expiration Date, as applicable, would result in the Company issuing New Notes having an aggregate principal amount in excess of the New Notes Issuance Limit, the tendered Existing Notes of such series will be accepted subject to proration as described in the Offering Documents.

With respect to Existing Notes tendered on or before the Early Exchange Date, such Existing Notes of a series having a higher Acceptance Priority Level will be accepted for exchange before any such Existing Notes of a series having a lower Acceptance Priority Level. With respect to Existing Notes tendered on or before the Expiration Date but after the Early Exchange Date, such Existing Notes of a series having a higher Acceptance Priority Level will be accepted for exchange before any such Existing Notes of a series having a lower Acceptance Priority Level.

Each Exchange Offer will expire at 11:59 p.m., New York City time, on December 12, 2022, unless extended by the Company (such date and time, as may be extended, the “Expiration Date”). Tenders of Existing Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 28, 2022, unless extended by the Company (such date and time, as may be extended, the “Withdrawal Deadline”), but will thereafter be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law.

Holders of Existing Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on November 28, 2022 (such date and time, as may be extended, the “Early Exchange Date”) and not validly withdrawn, and that are accepted for exchange will receive the applicable “Total Early Exchange Consideration” as set forth in the table above which includes the applicable “Early Exchange Premium” as set forth in the table above. Holders who validly tender their Existing Notes after the Early Exchange Date and on or prior to the Expiration Date will only receive the applicable “Exchange Consideration” as set forth in the table above . The Company will not receive any cash proceeds from the Exchange Offers.

In addition to the Total Early Exchange Consideration or Exchange Consideration, as applicable, holders of Existing Notes of a series that are accepted for exchange will receive a cash payment representing all or a portion of the accrued and unpaid interest to, but not including the applicable settlement date; provided, however, that since any New Notes issued on the Final Settlement Date will be issued with accrued interest from the Early Settlement Date up to, but not including, the Final Settlement Date, the amount of such accrued interest on any such New Notes will be deducted from the cash payable for accrued interest on the Existing Notes exchanged on the Final Settlement Date. For the avoidance of doubt, no cash will be paid for fractional New Notes. The settlement date for Existing Notes that are validly tendered and not validly withdrawn on or prior to the Early Exchange Date and accepted for purchase will be promptly following the Early Exchange Date (the “Early Settlement Date”). The Early Settlement Date is expected to be November 30, 2022, which is the second business day following the Early Exchange Date, and will be set by us. The “Final Settlement Date” will be promptly following the Expiration Date and is expected to be December 14, 2022, which is the second business day following the Expiration Date.

The New Notes will mature on December 1, 2032 and will bear interest at a rate per annum equal to 9.625%.

The Company’s obligation to accept for exchange the Existing Notes validly tendered in each Exchange Offer is subject to the satisfaction or waiver of certain conditions as described in the Offering Documents, including the New Notes Issuance Minimum and the New Notes Issuance Limit, and the Company reserves the right to terminate any Exchange Offer for any reason or for no reason.

The Exchange Offers are only made, and copies of the Offering Documents will only be made available, to a holder of Existing Notes who has certified in an eligibility letter certain matters to the Company, including its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or a person other than a “U.S. person” as defined in Rule 902 under the Securities Act. Holders of Existing Notes who desire access to the electronic eligibility form should contact Global Bondholder Services Corp. at (855) 654-2014 (toll-free) or (212) 430-3774 (banks and brokers) or visit https://gbsc-usa.com/eligibility/seagate.

This press release does not constitute an offer or a solicitation by the Company to participate in the Exchange Offers and does not constitute an offer to sell or a solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. If and when issued, the New Notes to be issued have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Seagate

Seagate Technology crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data storage and management solutions with a focus on sustainable partnerships. A global technology leader for more than 40 years, the company has shipped over three billion terabytes of data capacity.

© 2022 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the New Notes and the Exchange Offers. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q, and in the Company’s other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.